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                                                                   EXHIBIT 10.23


                     INTANGIBLE PROPERTY LICENSE AGREEMENT


          THIS AGREEMENT is entered into this as of __________________, 1999 (the "Effective Date"), by and between DVA Inc., a Nevada corporation, with its principal business address at Suite 4, 2255-A Renaissance Drive, Las Vegas, NV 89119 ("Licensor") and Divico, Inc., a Delaware corporation, with its principal business address at One Great Valley Parkway, Malvern, Pennsylvania 19355 ("Licensee").

                                  WITNESSETH:

          WHEREAS, Licensor is the owner of all right, title and interest in certain intangible property to this Agreement and know-how relating to Products (the "Intangible Property");

          WHEREAS, Licensee desires to use the Intangible Property within the Territory;

          WHEREAS, Licensor is willing to grant to Licensee the exclusive right to use the Intangible Property subject to the terms and conditions of this Agreement, and Licensee is willing to accept such rights and obligations;

          NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein and intending to be legally bound, the parties hereby agree as follows.


                                   ARTICLE I

                                  DEFINITIONS

          Section 1.1.    Affiliate or Affiliates. "Affiliate" or "Affiliates"
          ------------    -----------------------
shall mean any corporation, firm, partnership, or other entity, whether de jure or de facto, that directly or indirectly owns, is owned by, or is under common ownership with a party to this Agreement to the extent of at least 50 percent of the equity having the power to vote on or direct the affairs of
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the entity and any person, firm, partnership, corporation, or other entity actually controlled by, controlling, or under common control with a party to this Agreement.

          Section 1.2.  Effective Date.  "Effective Date" is as defined
          ------------  --------------
immediately prior to the Recitals at the beginning of this Agreement.

          Section 1.3.  Improvements.  "Improvements" shall mean any findings,
          ------------  ------------
discoveries, inventions, additions, modifications, formulations, derivative works, or changes made by either Licensor or Licensee during the term of this Agreement that relate to Products, including, without limitation, improvements in the manufacturing process for Product.

          Section 1.4.  Intangible Property.  "Intangible Property" shall mean
          ------------  -------------------
all current and future intellectual property rights of Licensor, including, without limitation, all trademarks, service marks, patents, mask works, Know-How, copyrights and similar proprietary rights.

          Section 1.5.  Know-How.  "Know-How" shall mean any and all technical
          ------------  --------
information presently available or generated during the term of this Agreement that relates to Products or Improvements and shall include, without limitation, all trade secrets, formulae, manufacturing data and any other information relating to Products or Improvements and useful for the development, manufacture, or effectiveness of Product.

          Section 1.6.  Licensee.  "Licensee" shall mean Divico Inc. and its
          ------------  ---------
Affiliates.

          Section 1.7.  Licensor.  "Licensor" shall mean DVA Inc. and its
          ------------  ---------
Affiliates.

          Section 1.8.  Net Sales.  "Net Sales" shall mean the gross receipts
          ------------  ---------
from sales of Product in the Territory by Licensee to Third Parties less customary deductions, including (a) transportation charges, including insurance;
(b) sales, excise taxes, customs, duties, tariffs, and any other governmental charges imposed on the production, importation, exportation, use, or sale

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of Product; (c) quantity and cash discounts allowed; (d) returns; and (e)
allowances of credits to customers.

          Section 1.9.   Product(s).  "Product(s)" shall mean any and all
          ------------   ----------
products acquired, developed, made, used or sold by Licensee utilizing or incorporating the Intangible Property.

          Section 1.10.  Territory.  "Territory" shall mean the world.
          -------------  ---------

          Section 1.11.  Third Party or Third Parties.  "Third Party" or
          -------------  ----------------------------
"Third Parties" shall mean any entity other than a party to this Agreement or an Affiliate.
          Section 1.12.  Year.  "Year" shall mean the 12-month period ending
          -------------  ----
on the last Saturday of December.

                                  ARTICLE II

                   GRANT OF RIGHT TO USE INTANGIBLE PROPERTY

          Section 2.1.   Grant by Licensor. Subject to the terms and
          ------------   -----------------
conditions of this Agreement, Licensor grants to Licensee the exclusive (even as to Licensor) right under any and all Intangible Property of Licenser to:
(i) make, have made, use, offer for sale, sell or otherwise dispose of any current or future Product; (ii) make, have made, use, offer for sale, sell or otherwise dispose of modifications and derivatives of Products; and (iii) copy, use, develop, modify or otherwise commercially exploit the Intangible Property. During the term of this Agreement, Licensor shall not use or grant to any other party, the right to use the Intangible Property in the Territory .

          Section 2.2.   No Further Transfer.  Licensee shall not assign,
          ------------   -------------------
sublicense, make available, or otherwise transfer or disclose any, right to use, develop, or otherwise enjoy the Intangible Property without the express written consent of Licensor.

          Section 2.3.   Grant by Licensee.  Licensee grants to Licensor a
          ------------   -----------------
nonexclusive, royalty-free right to use, develop, and enjoy any Improvements made by or for Licensee.

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          Section 2.4.  Quality.
          ------------  -------

               a. Product sold by Licensee shall meet the quality control standards and specifications established from time-to-time by Licensor, including any requirements of applicable regulatory agencies in the Territory. Licensor shall have the right, at its expense, to audit Licensee's quality control of Product from time-to-time on a reasonable basis and on reasonable prior notice to Licensee.

               b. In the event that quality control of Licensee falls below Licensor's standards and specifications, Licensor shall give Licensee written notice of such failures, and Licensee shall, at its expense and within the reasonable notice period set out in the notice, take such corrective action as is necessary to restore quality to the appropriate level.

                                  ARTICLE III

                                ROYALTY PAYMENT

          Section 3.1. Compensation. Subject to Section 3.2 of this Article III,
          -----------  ------------
as consideration for the rights granted under this Agreement, with respect to the intangible property and the know-how Licensee shall pay to Licensor a
royalty of   percent (  %) of Licensee's Net Sales of Product in the
Territory.

          Section 3.2. Periodic Adjustment. The rate of the royalty set forth
          -----------  -------------------
in Section 3.1 of this Article III may be reviewed periodically by the parties to provide that it continues to reflect the arm's-length value of the rights granted to Licensee under the terms of this Agreement. If any change to the royalty rate is determined by the mutual agreement of the parties to be appropriate for this purpose, then an appropriate amendment to this Agreement shall be executed by the parties, as provided in Section 9.4 of this Agreement.

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     Section 3.3.  Payment and Accounting.  Royalties due to Licensor shall be
     ------------  ----------------------
due and payable by Licensee on a calendar quarter basis, payable no later than the 30th day following the end of each calendar quarter of a Year. Such payment shall be accompanied by a written accounting of all Product sold by Licensee during such quarter (the "Royalty Notice").

     Section 3.4.  Currency.  All royalties due under this Agreement shall be
     ------------  --------
payable in United States dollars.

     Section 3.5.  Withholding Taxes and Related Matters.  Any withholding or
     ------------  -------------------------------------
related tax or other obligations relating to the payments due under the terms of this Agreement shall be complied with by Licensee, shall be reflected in the Royalty Notice, and shall not alter the amount of the obligation of Licensee under this Article 1.11.

     Section 3.6.  Net Sales Data.  Licensee shall maintain complete and
     ------------  --------------
accurate records of all Net Sales of Product. Licensor shall have the right, at its expense and on a reasonable basis with reasonable prior written notice to Licensee, to examine such records during regular business hours during the term of this Agreement and for 6 months after termination of this Agreement.

                                  ARTICLE IV

                  EXCHANGE OF INFORMATION AND CONFIDENTIALITY

     Section 4.1.  Know-How.  During the term of this Agreement, the parties
     ------------  --------
shall promptly disclose to one another all of their respective Know-How.

     Section 4.2.  Improvements.  During the term of this Agreement, each party
     ------------  ------------
shall promptly inform the other party of any information that it obtains or develops regarding Products and Improvements.

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     Section 4.3.   Confidentiality. During the Term of this Agreement, and
     ------------   ---------------
for a period of twenty (20) years from the date of expiration or termination of this Agreement, each party (the "Receiving Party") shall treat this Agreement, Know-How, Intangible Property, Improvements, and all information, data, reports, and other records that it receives from the other party (the "Disclosing Party") as secret, confidential, and proprietary and shall not disclose or use such information without the prior written consent of the Disclosing Party except as provided in this Agreement. The Receiving Party shall develop and implement such procedures as may be required to prevent the intentional or negligent disclosure to Third Parties of confidential information communicated to the Receiving Party and its employees by the Disclosing Party including, but not limited to, requiring each of its employees having access to such information under this Agreement to enter into an appropriate secrecy agreement with the Receiving Party.

     Nothing in this Agreement shall prevent the disclosure by the Receiving Party or its employees of confidential information that:

          a. Prior to the transmittal thereof to the Receiving Party was of general public knowledge; or becomes, subsequent to the time of transmittal to the Receiving Party, a matter of General public knowledge otherwise than as a consequence of a breach by the Receiving Party of any obligation under this Agreement; or is made public by the Disclosing Party; or

          b. was in the possession of the Receiving Party in documentary form prior to the time of disclosure thereof to the Receiving Party by the Disclosing Party, and is held by the Receiving Party free of any obligation of confidence to the Disclosing Party or any third party; and

          c. is received in good faith from a Third Party having the right to disclose it, who, to the best of the Receiving Party's knowledge, did not obtain the same from the Disclosing Party and who imposed no obligation of secrecy on the Receiving Party with respect to such information.

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                                   ARTICLE V

                        WARRANTIES AND REPRESENTATIONS

     Section 5.1.  Licensor.  Licensor warrants that
     ------------  ---------

          a. It owns the exclusive right, title, and interest in the Intangible Property,

          b.   Each Intangible Property is valid and enforceable;

          c. Use of any Intangible Property does not infringe any rights of Third Parties; and

          d.   It has the right and authority to enter into this Agreement.

     Section 5.2.  Licensee.  Licensee warrants that it has the right and
     ------------  --------
authority to enter into this Agreement.

                                  ARTICLE VI

                                INDEMNIFICATION

     Licensor shall indemnify, hold harmless, and defend Licensee from and against any loss, cost, or expense, including reasonable attorneys' fees, damages, or penalties of any, kind on account of or resulting from any claim or action for infringement or misappropiation of third party rights by any existing Intangible Property in the Territory with respect to Products. Licensor shall defend any such claim or action at its own expense provided that Licensee promptly notifies Licensor on learning of any such claim or action and cooperates with Licensor in defending any such claim or action.

                                  ARTICLE VII

                         INTANGIBLE PROPERTY OWNERSHIP

     Licensee acknowledges Licensor's exclusive right, title, and interest in and to the Intangible Property. Licensee shall not at any time do or cause to be done, or fail to do or cause

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to be done, any act or thing, directly or indirectly, contesting or in any way impairing Licensor's right, title, or interest in the Intangible Property. Every use of any Intangible Property by Licensee shall inure to the benefit of Licensor.

                                 ARTICLE VIII

                             TERM AND TERMINATION

     Section 8.1.  Term. This Agreement shall remain in effect for a period
     ------------  ----
of five (5) years from the Effective Date, and shall be extended for successive periods of five (5) years each unless terminated by either party at any time upon six (6) months' prior notice.

     Section 8.2.  Termination. In addition to the provisions of  Section
     ------------  -----------
8.1, either party shall have the right to terminate this Agreement at any time, by giving written notice to the party in default on the occurrence of any of the following events:

          a. A party fails or neglects to perform covenants or provisions of this Agreement if such default is not corrected within thirty (30) days after receiving written notice from the other party with respect to such default;

          b. Any act, determination, filing, judgment, declaration. notice, appointment of receiver or trustee, failure to pay debts, or other events under any law applicable to a party indicating the insolvency or bankruptcy of such party;

          c. Any extraordinary governmental action, including, without limitation, seizure or nationalization of assets, stock, or other property relating to a party.

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     Section 8.3.  Rights and Duties on Termination.  Upon termination of this
     ------------  --------------------------------
Agreement,

          a. Licensor shall have the right to retain any sums already paid by Licensee under this Agreement, and Licensee shall pay all sums accrued that are then due under this Agreement; and

          b. Licensee shall discontinue all use of the Intangible Property and shall have no further right, title, or interest in any Intangible Property or Know-How.

                                  ARTICLE IX

                                 MISCELLANEOUS

     Section 9.1.  Notices. Any and all notices, elections, offers, acceptances,
     ------------  -------
and demands permitted or required to be made under this Agreement shall be in writing, signed by the person giving such notice, election, offer, acceptance, or demand and shall be delivered personally, or sent by registered or certified mail, to the party, at its address on file with the other party or at such other address as may be supplied in writing. The date of personal delivery or the date of mailing, as the case may be, shall be the date of such notice, election, offer, acceptance, or demand.

     Section 9.2.  Force Majeure. If the performance of any part of this
     ------------  -------------
Agreement by either party, or of any obligation under this Agreement, is prevented, restricted, interfered with or delayed by reason of any cause beyond the reasonable control of the party liable to perform, unless conclusive evidence to the contrary is provided, the party so affected shall, on giving written notice to the other party, be excused from such performance to the extent of such prevention, restriction, interference or delay, provided that the affected party shall use its reasonable best efforts to avoid or remove such causes of nonperformance and shall continue

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performance with the utmost dispatch whenever such causes are removed. When such circumstances arise, the parties shall discuss what, if any, modification of the terms of this Agreement may be required in order to arrive at an equitable solution.

     Section 9.3.  Successors and Assigns. This Agreement shall be binding
     ------------  ----------------------
on and shall inure to the benefit of the parties, Affiliates, their respective successors, successors in title, and assigns, and each party agrees, on behalf of it, its Affiliates, successors, successors in title, and assigns, to execute any instruments that may be necessary or appropriate to carry out and execute the purpose and intentions of this Agreement and hereby authorizes and directs its Affiliates, successors, successors in title, and assigns to execute any and all such instruments. Each and every successor in interest to any party or Affiliate, whether such successor acquires such interest by way of gift, devise, assignment, purchase, conveyance, pledge, hypothecation, foreclosure, or by any other method, shall hold such interest subject to all of the terms and provisions of this Agreement. The rights of the parties, Affiliates, and their successors in interest, as among themselves and shall be governed by the terms of this Agreement, and the right of any party, Affiliate or successor in interest to assign, sell or otherwise transfer or deal with its interests under this Agreement shall be subject to the limitations and restrictions of this Agreement.

     Section 9.4.  Amendment. No change, modification, or amendment of this
     ------------  ---------
Agreement shall be valid or binding on the parties unless such change or modification shall be in writing signed by the party or parties against whom the same is sought to be enforced.

     Section 9.5.  Remedies Cumulative. The remedies of the parties under
     ------------  -------------------
this Agreement are cumulative and shall not exclude any other remedies to which the party may be lawfully entitled.

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     Section 9.6.   Further Assurances.  Each party hereby covenants and
     ------------   ------------------
agrees that it shall execute and deliver such deeds and other documents as may be required to implement any of the provisions of this Agreement.

     Section 9.7.   No Waiver. The failure of any party to insist on strict
     ------------   ---------
performance of a covenant hereunder or of any obligation hereunder shall not be a waiver of such party's right to demand strict compliance therewith in the future, nor shall the same be construed as a novation of this Agreement.

     Section 9.8.   Integration.  This Agreement constitutes the entire
     ------------   -----------
agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings among the parties with respect thereto.

     Section 9.9.   Captions.  Titles or captions of articles and paragraphs
     ------------   --------
contained in this Agreement are inserted only as a matter of convenience and for reference, and in no way define, limit, extend, or describe the scope of this Agreement or the intent of any provision hereof.

     Section 9.10.  Number and Gender.  Whenever required by the context, the
     -------------  -----------------
singular number shall include the plural, the plural number shall include the singular, and the gender of any pronoun shall include all genders.

     Section 9.11.  Counterparts.  This Agreement may be executed in multiple
     -------------  ------------
copies, each of which shall for all purposes constitute an Agreement, binding on the parties, and each partner hereby covenants and agrees to execute all duplicates or replacement counterparts of this Agreement as may be required.

     Section 9.12.  Applicable Law.  This Agreement shall be governed by and
     -------------  --------------
construed in accordance with the laws of the State of Nevada.

     Section 9.13.  Severability.  In the event any provision, clause, sentence,
     -------------  ------------
phrase, or word hereof, or the application thereof in any circumstances, is held to be invalid or unenforceable,

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invalidity or unenforceability shall not affect the validity or enforceability of the remainder hereof, or of the application of any such provision, sentence, clause, phrase, or word in any other circumstances.

     Section 9.14.  Costs and Expenses.  Unless otherwise provided in this
     -------------  ------------------
Agreement, each party shall bear all fees and expenses incurred in performing its obligations under this Agreement.

                           [Signature Page Follows]

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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the date first written above by their duly authorized officers.


                              DVA, INC.


                              ____________________________________________
                              Jason C. Liu
                              President


                              RAVISENT TECHNOLOGIES INC.


                              ____________________________________________
                              Francis E.J. Wilde III
                              Chief Executive Officer and President